Exhibit 10.1

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of January 26, 2007 (the “Effective Date”), by and among (a) Dominion Homes, Inc. (the “Company”), (b) the institutions from time to time (individually a “Lender” and collectively the “Lenders”) party to the Credit Agreement (as defined below) signatory hereto, (c) The Huntington National Bank (“Huntington”) in its separate capacity as administrative agent (with its successors in such capacity, the “Administrative Agent”) for the Lenders and (d) Silver Point Finance, LLC (“Silver Point”) in its separate capacity as senior administrative agent (with its successors in such capacity, the “Senior Administrative Agent”) for the Lenders. This Amendment amends and modifies a certain Third Amended and Restated Credit Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified to the date hereof, the “Credit Agreement”) by and among (a) the Company, as borrower, (b) the Lenders, as lenders, (c) the Senior Administrative Agent, (d) the Administrative Agent and (e) each of Huntington and Silver Point, each in its separate capacity as an issuing bank under the Credit Agreement (each an “Issuing Bank” and collectively, the “Issuing Banks”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. As of December 29, 2006, the Company, the Lenders, the Senior Administrative Agent, the Administrative Agent and the Issuing Banks executed and delivered the Credit Agreement setting forth the terms of certain loans, extensions of credit and other financial accommodations to the Company; and

B. The Company has requested that the Lenders allow the Company to keep outstanding the cash collateralized letters of credit issued by Fifth Third Bank instead of terminating and replacing them as provided in Sections 8.4(i) and 8.5(f) of the Credit Agreement;

C. The Company has also requested the Lenders’ consent to a proposed sale of property described below; and

D. The Company has finally requested that the Lenders, the Senior Administrative Agent and the Administrative Agent amend and modify certain terms in the Credit Agreement, and the Lenders signatory hereto, the Senior Administrative Agent and the Administrative Agent have agreed to (i) waive any Events of Default arising under Sections 8.4(i) and 8.5(f) of the Credit Agreement and caused by the Company’s failure to terminate and replace the letters of credit issued by Fifth Third Bank and (ii) amend the Credit Agreement on the terms and subject to the conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Waiver. Subject to the terms of this Amendment, the Senior Administrative Agent, the Administrative Agent and the Lenders signatory hereto hereby agree to waive any Events of Default arising under Sections 8.4(i) and 8.5(f) of the Credit Agreement and caused by the Company’s failure to terminate and replace the letters of credit issued by Fifth Third Bank instead of terminating and replacing them as provided in Sections 8.4(i) and 8.5(f) of the Credit Agreement.

2. Section 8.3, “Sale of Assets,” of the Credit Agreement is hereby amended by adding the following paragraph (g) immediately following paragraph (f) set forth therein:

(g) the sale of approximately 68 acres of real property located on Lehner Woods Boulevard in the State of Ohio, county of Delaware and city of Delaware, as more fully described in the Real Estate Purchase Agreement, dated January 18, 2007 (as in effect on such date, the “Purchase Agreement”), between the Company, as seller, and the buyer named therein in the form previously provided to the Senior Administrative Agent; provided that (i) such sale is for 100% cash consideration, (ii) such sale is made in compliance with the provisions of the Purchase Agreement and (iii) the proceeds of such sale are applied in accordance with Section 3.16(a) of this Agreement.

3. Section 8.4(i), “Liens,” of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) the Liens on cash collateral deposited with Fifth Third Bank in connection with the letters of credit issued by Fifth Third Bank and outstanding on the Closing Date in an aggregate face amount not to exceed $280,000 at any time.

4. Section 8.5(f), “Indebtedness,” of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) Indebtedness of the Company in respect of letters of credit issued by Fifth Third Bank and outstanding on the Closing Date in an aggregate face amount not to exceed $280,000 at any time.

5. Conditions of Effectiveness. All provisions of this Amendment shall become effective as of the Effective Date, upon satisfaction of all of the following conditions precedent:

(a) The Senior Administrative Agent shall have received duly executed counterparts (with sufficient copies for the Senior Administrative Agent, the Administrative Agent, each Lender and the Company) of this Amendment executed by the Senior Administrative Agent, the Administrative Agent, Lenders constituting at least the Required Lenders and the Company, with the consent of the Guarantors, and such other certificates, instruments, documents, and agreements as may be required by the Senior Administrative Agent, each of which shall be in form and substance satisfactory to the Senior Administrative Agent and its counsel; and

(b) The representations contained in the immediately following paragraph shall be true and accurate.

6. Representations and Warranties. The Company represents and warrants to the Senior Administrative Agent, the Administrative Agent and each Lender as follows: (a) that after giving effect to this Amendment, each representation and warranty made by or on behalf of the Company and its Subsidiaries in the Credit Agreement and in the other Loan Documents is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior to the date hereof; (b) the execution, delivery and performance by the Company and each Restricted Subsidiary, if applicable, of this Amendment and the Loan Documents, as the case may be, have been duly authorized by all requisite corporate or organizational action on the part of each such Person and will not violate any Constituent Document of such Person; (c) each of this Amendment and the Loan Documents and the Security Documents has been duly executed and delivered by the Company and each Restricted Subsidiary, as applicable, and each of this Amendment, the Credit Agreement as amended hereby, the Loan Documents and the Security Documents constitutes the legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with the terms thereof; and (d) as of the Effective Date, no event has occurred and is continuing, and no condition exists, which would constitute an Event of Default or a Potential Default.

7. Reference to and Effect on the Loan Documents. As of the Effective Date, each reference in the Credit Agreement to “Third Amended and Restated Credit Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders, the Senior Administrative Agent or the Administrative Agent may have hereunder or thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders, the Senior Administrative Agent or the Administrative Agent under or of any other term or provisions of the Credit Agreement or any Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders, the Senior Administrative Agent or the Administrative Agent.

8. Waiver and Release of All Claims and Defenses. As of the Effective Date, the Company hereby forever waives, relinquishes, discharges and releases all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) the Senior Administrative Agent, the Administrative Agent, each Lender, each Issuing Bank and any successors, assigns, directors, officers, shareholders, agents, employees, advisors and attorneys of any of the foregoing, (ii) the Obligations and (iii) the Collateral, in each instance whether previously or now existing or arising out of or related to any transaction or dealings between the Senior Administrative Agent, the Administrative Agent, any Lender, any Issuing Bank and the Company, any Guarantor or any of them in connection with the Credit Agreement, any Loan Document or this Amendment, which the Company, any Guarantor or any of them may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by the Company, any Guarantor and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs. “Claims” includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have. Nothing contained in this Amendment prevents enforcement of this release.

9. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AMENDMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AMENDMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Senior Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Senior Administrative Agent of an executed counterpart of this Amendment.

11. Costs and Expenses, Indemnity. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Senior Administrative Agent and the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Senior Administrative Agent’s counsel and the Administrative Agent’s counsel with respect thereto. The Company agrees to indemnify the Senior Administrative Agent, the Administrative Agent, the Issuing Banks and the Lenders, and each of them and their respective directors, officers, employees, agents, financial advisors, and consultants from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Senior Administrative Agent, the Administrative Agent, the Issuing Banks and the Lenders, or any of them, in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Amendment, the Credit Agreement or any other Loan Document, whether or not the Senior Administrative Agent, the Administrative Agent, any Issuing Bank or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

12. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

13. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

14. Patriot Act Notice. The Lenders and the Senior Administrative Agent hereby notify the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lenders and the Senior Administrative Agent to identify the Company in accordance with the Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company, the Senior Administrative Agent, the Administrative Agent and the following Lenders have hereunto set their hands as of the date first set forth above.

THE COMPANY:

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
Its:	Senior Vice President – Finance and CFO

THE SENIOR ADMINISTRATIVE AGENT:

SILVER POINT FINANCE, LLC

By:	/s/ Richard Petrilli
Its:	Authorized Signatory

THE ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ John M. Luehmann
Its:	Vice President

THE LENDERS:

SILVER OAK CAPITAL, L.L.C.

By:	/s/ Thomas M. Fuller
Its:	Authorized Signatory

FIELD POINT I, LTD.

By:	/s/ Richard Petrilli
Its:	Authorized Signatory

SPCP GROUP, L.L.C.

By:	/s/ Richard Petrilli
Its:	Authorized Signatory

GRAND CENTRAL ASSET TRUST, SIL SERIES

By:	/s/ Beata Konopko
Its:	Attorney-in-Fact

CONSENT OF GUARANTORS

Each of the undersigned, being a guarantor of the Company’s indebtedness to the Lenders pursuant to certain guaranty agreements executed and delivered to the Senior Administrative Agent, hereby consents and agrees to be bound by the terms, conditions and execution of the foregoing Amendment and hereby further agrees that (i) each of their obligations shall be continuing as provided in said guaranty agreements, and (ii) said guaranty agreements shall remain as written originally and continue in full force and effect in all respects. As of the Effective Date, each Guarantor further hereby forever waives, relinquishes, discharges and releases all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) the Senior Administrative Agent, the Administrative Agent, each Lender, each Issuing Bank and any successors, assigns, directors, officers, shareholders, agents, employees and attorneys of any of the foregoing, (ii) the Obligations, and (iii) the Collateral, in each instance whether previously or now existing or arising out of or related to any transaction or dealings between the Senior Administrative Agent, the Administrative Agent, any Lender, any Issuing Bank and the Company, any Guarantor or any of them in connection with the Credit Agreement, any Loan Document or this Amendment, which the Company, any Guarantor or any of them may have or may have made at any time up through and including the date of the above Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by the Company, any Guarantor and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs. “Claims” includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have. Nothing contained in this Amendment prevents enforcement of this release.

DOMINION HOMES OF KENTUCKY GP, LLC		DOMINION HOMES REALTY, LLC

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	Vice President	Its:	Vice President and Treasurer

ALLIANCE TITLE AGENCY OF KENTUCKY, LLC		RESOLUTION PROPERTY COMPANY, LLC

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	Vice President and Treasurer	Its:	President

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement

PRESERVE AT RACCOON CREEK, LLC		TANGLEWOOD INVESTMENT COMPANY LLC

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	SVP and CFO of Dominion Homes, Inc.,	Its:	SVP and CFO of Dominion Homes, Inc.,
	its sole Member		its sole Member

TANGLEWOOD DEVELOPMENT COMPANY LLC		DOMINION HOMES OF KENTUCKY, LTD.
		By:	Dominion Homes of Kentucky GP, LLC, its general partner

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	SVP and CFO of Dominion Homes, Inc.,	Its:	Vice President
its sole Member